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                                                                    EXHIBIT 10.5

                          ASSET ACQUISITION AGREEMENT
                          ---------------------------

          ASSET ACQUISITION AGREEMENT (this "Agreement") dated as of December 30, 1996, between NETSOLVE, INCORPORATED, a Delaware corporation having an office at 9130 Jollyville Road, Suite 200, Austin, Texas 78759 ("Seller"), and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation having an office at 3625 Queen Palm Drive, Tampa, Florida 33619 ("Buyer").

                                   RECITALS:

          Seller is engaged, among other things, in the provision of data transport services through the use of both traditional private line circuits and frame relay (but excluding the resale of AT&T Interspan frame relay services and any related access lines or "tail circuits") (collectively, the "Transport Business"), and including (where the same is provided to customers of the Transport Business) the monitoring and troubleshooting of data communications customer premise equipment such as channel banks, multiplexers, DSUs, CSUs, and similar equipment attached to the data transport services (but excluding routers or other equipment managed by Seller in its network management out-tasking services), all of the above as set forth in Schedule 1.1(a) and collectively referred to herein as the "Business".

          Seller desires to retain all of its assets and properties used in connection with the portion of its business identified above as being excluded from the definition of the Business, as well as any other service or other portion of the Seller's business not included in the definition of the Business (the "Retained Business") and to sell to Buyer and Buyer desires to acquire from Seller, all right, title and interest of Seller in and to certain of the assets and properties owned by Seller or used by Seller to conduct the Business, all upon the terms and subject to conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

          1.   ACQUISITION
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          1.1.   ACQUIRED ASSETS.

          (a) In consideration of the payment by Buyer of the relevant portion of the Acquisition Price (as defined in Section 3.1 below), Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and takes assignment and delivery of, all the right, title and interest of Seller in and to the assets and properties of Seller listed on Schedule 1.1(a) (such assets and properties being referred to herein as the "Acquired Assets").

          (b) Except as set forth on Schedule 1.1(b), all of the Acquired Assets are being sold, assigned, transferred, conveyed and delivered to Buyer free and clear of all claims, encumbrances, security interests, mortgages, pledges, restrictions, charges, or liens of any kind, including, without limitation, tax liens ("Liens").

          1.2. EXCLUDED ASSETS. Notwithstanding the foregoing, Seller is not selling, assigning, transferring, conveying or delivering, and Buyer is not purchasing pursuant to this Agreement, and the term "Acquired Assets" does not include, any assets or properties of Seller not expressly and specifically included in the list of Acquired Assets (the "Excluded Assets").

          2.   LIMITED ASSUMPTION OF LIABILITIES

          2.1. ASSUMPTION OF LIABILITIES. Except as expressly provided herein, Buyer does not assume or agree to pay, perform or discharge, any debts, liabilities, obligations, claims, expenses, taxes, contracts, accounts payable, or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined (collectively, "Liabilities") of Seller. Subject to the terms, conditions, representations and warranties contained herein, Buyer hereby assumes and agrees to fully and completely pay, perform and discharge when due all Liabilities incurred and arising after the date hereof with respect to the Acquired Assets and its provision, following the date hereof, of the Business (the "Assumed Liabilities") and no other Liabilities of Seller.

          2.2. EXCLUDED LIABILITIES. Except for the Assumed Liabilities, and regardless of whether any of the following may

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be disclosed to Buyer pursuant to Section 4 hereof or otherwise, or whether
Buyer has knowledge of same, Buyer does not assume, and shall have no liability for any Liabilities arising out of any act or omission occurring prior to the date hereof (the "Excluded Liabilities") including, without limitation, any Liability of Seller relating to or arising from: (i) the breach of Seller's obligations under the leases, contracts and agreements assigned to Buyer; (ii) any infringement by Seller on the rights of others in connection with the Business; (iii) taxes, including, without limitation, any social security taxes or any other taxes relating to Seller's current or former employees, any employment or withholding taxes upon employees collected by Seller, any income, capital gains, sales, use or transfer tax arising from the operations of Seller, including any thereof that may be due in connection with the transactions contemplated hereby; (iv) any accrued but unpaid payroll, severance, bonus, holiday and/or vacation obligations to employees of Seller; (v) any damages, fines, interest or penalties assessed by any federal, state, county, city or municipal government or governmental agency or authority; or (vi) any current or long-term debts, payables or amounts owing to any of Seller's officers, directors, shareholders or any of their affiliates or any other third party. Seller retains, and shall fully and completely pay, perform and discharge when due all Excluded Liabilities.

          3.   ACQUISITION PRICE

          3.1. ACQUISITION PRICE; ALLOCATION OF ACQUISITION PRICE. (a) Subject to the adjustments set forth in Section 3.2, the acquisition price for the Acquired Assets shall be $9,280,000 and the acquisition price for the covenants contained in Section 7.2 shall be $3,000,000 (together, the "Acquisition Price"). The Acquisition Price is hereby being paid by delivery of cash in the amount of $10,280,000 to Seller and cash in the amount of $2,000,000 to Kronish, Lieb, Weiner & Hellman LLP (the "Escrow Agent") to be held in escrow by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement (the "Escrow Agreement") being executed on the date hereof among Buyer, Seller and the Escrow Agent. The funds being held in such escrow are hereafter referred to as the "Escrow Fund".

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          (b)  Not later than 30 business days after the date hereof, Buyer shall deliver to Seller a statement setting forth an allocation of the sum of the Acquisition Price and the Assumed Liabilities among the Acquired Assets in accordance with Exhibit A. Any subsequent adjustments to the sum of the Acquisition Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation (S) 1.1060-1T(f). For all tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit A, and that none of them will take any position inconsistent therewith in any tax return, in any refund claim, in any litigation, or otherwise.

          3.2. ADJUSTMENT TO THE ACQUISITION PRICE. The Acquisition Price shall be subject to the following adjustment for loss of customers:

          (a) Set forth on Exhibit B are the customers of the Business for the month November 1996 (the "Base Month") and the aggregate amount billed to those customers in the Base Month. The parties agree that the aggregate amount billed to the customers listed on Exhibit B in the Base Month is equal to $753,743 (the "Base Month Billings"). As promptly as practicable after November 30, 1997, but in no event later than January 15, 1998, Buyer shall deliver to Seller a written statement (the "Buyer's Statement") setting forth the average monthly amount billed to the customers listed on Exhibit B over the 12 full months commencing December 1, 1996 and ending November 30, 1997 (the "Average Monthly Billings") and the amount billed to each customer for each month upon which the Average Monthly Billings were calculated. The accuracy of the information contained therein shall be certified to by the Chief Financial Officer (or other appropriate officer) of Buyer. In the event Buyer shall fail to deliver to Seller the Buyer's Statement by January 15, 1998, Seller shall be entitled to have all amounts held in the Escrow Fund released to Seller.

          (b) Seller may verify any amounts set forth on the Buyer's Statement; provided, however, that Seller shall have notified Buyer in writing of its intent to do so within 30 days after delivery of the Buyer's Statement to Seller. Buyer shall provide Seller reasonable access to Buyer's books and records

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during the 30-day period following any such notice by Seller as is necessary for
Seller to determine the accuracy of the Buyer's Statement. In the event of such a dispute, Buyer and Seller shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Buyer and Seller are unable to reach a resolution within 30 days after receipt by Buyer of Seller's written notice of its intent to verify the Buyer's Statement, Buyer and Seller shall submit the items in dispute for resolution to an internationally recognized independent accounting firm that is independent of Buyer and Seller (such accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 business days after such submission, determine and report to Seller and Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such disputed items so unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of disputed items so submitted.

          (c) The Buyer's Statement shall be deemed final for the purposes of this Section 3.2 upon the earliest of (i) Seller's notification to Buyer that it does not intend to verify the Buyer's Statement, (ii) the failure of Seller to notify Buyer of its intent to verify the Buyer's Statement within 30 days after receipt by Seller of the Buyer's Statement, (iii) the resolution of all disputes, pursuant to Section 3.2(b), by Seller and Buyer and (iv) the resolution of all disputes, pursuant to Section 3.2(b), by the Independent Accounting Firm. Promptly after the Buyer's Statement is deemed final, an adjustment payment shall be made as follows: in the event the Average Monthly Billings (as specified in the final Buyer's Statement) shall be less than 80% of Base Month Billings, then the Escrow Agent shall promptly and in accordance with the terms of the Escrow Agreement deliver to Buyer from the Escrow Fund an amount equal to the product of the amount of such deficiency multiplied by 8.4. Buyer's recourse against Seller under this Section 3.2(c) shall be limited to the Escrow Fund, even if cash in such Escrow Fund shall be insufficient to cover the amount of such deficiency.

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          (d)  Notwithstanding anything in this Section 3.2 to the contrary, in the event any customer listed on Exhibit B becomes a frame relay customer of Buyer during the 12 month period ending November 30, 1997, Seller shall have the option to delete that customer and its billings (or the portion of such customer's network as shall have been converted to frame relay if less than all of such customer's network shall have been converted) from Exhibit B and, if Seller exercises such option, the Base Month Billings and the Average Monthly Billings shall be recomputed without regard to such customer or its affected billings (it being understood that if Seller shall not exercise such option the billings to such customer as a frame relay customer shall be included in determining the Average Monthly Billings). In addition, the parties expressly agree that billings for local exchange carrier tail circuits are not included in Base Month Billings and shall not be included in Average Monthly Billings.

          3.3. APPORTIONMENT. All income and expenses pertaining to the Business, including, without limitation, all prepaid sums and fees, service charges, advertising, rental charges, utility charges, payments under assigned agreements, and accrued and prepaid expenses, shall be prorated between Buyer and Seller as of December 1, 1996 so that the Seller shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period prior to December 1, 1996 and Buyer shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period beginning on and continuing after December 1, 1996. Buyer and Seller shall cooperate with each other in calculating all such prorated items and shall make a payment one to the other, as appropriate, within sixty (60) days of the Closing of the net amount of such prorated items.

          4.   REPRESENTATIONS AND WARRANTIES OF SELLER.

          Seller hereby represents and warrants to Buyer as follows (all representations and warranties contained in this Section 4 are made only as of the date hereof):

          4.1. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power

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and authority to own and hold the Acquired Assets, to conduct the Business as currently conducted by Seller and is duly licensed, permitted or qualified to do business in each jurisdiction listed on Schedule 4.1.

          4.2. AUTHORITY. Seller has all requisite power and authority to execute and deliver this Agreement, the Escrow Agreement and the Management Agreement (as defined in Section 7.6), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller has obtained all necessary approvals for the execution and delivery of this Agreement, the Escrow Agreement and the Management Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement, the Escrow Agreement and the Management Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          4.3. NON-CONTRAVENTION. Except as set forth on Schedule 4.3, none of the execution and delivery of this Agreement, the Escrow Agreement and the Management Agreement by Seller, the performance of Seller's obligations hereunder and thereunder or the consummation by Seller of the transactions contemplated hereby and thereby will conflict with Seller's Certificate of Incorporation or By-laws or will, with or without notice, the passage of time or both, constitute a material breach or violation of, be in conflict with, constitute or create a material default under, or result in the creation or imposition of any Liens under (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Seller is a party or by which Seller is or any of Seller's properties are bound, or to which Seller is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller or the Business.

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          4.4.   SOLVENCY.  Seller is not currently insolvent, as such term is defined in Title 11 of the United States Bankruptcy Code or any state statute relating to insolvency, and none of the execution and delivery of this Agreement by Seller, the performance of its obligations hereunder or the consummation by Seller of the transactions contemplated hereby will render Seller insolvent or result in Seller being unable to pay its debts as they become due.

          4.5.   FINANCIAL STATEMENTS.

          (a) Seller has delivered to Buyer (i) audited balance sheets for Seller as of December 31 in each of the years 1993 through 1995, and audited statements of income and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young and (ii) an unaudited balance sheet for Seller as of October 31, 1996 (the "October Balance Sheet") and unaudited statements of income and cash flow for the period ended October 31, 1996 (collectively, the "Financial Statements"). The Financial Statements and notes thereto are true, complete and accurate in all material respects and fairly present the assets, Liabilities, financial condition and results of operations of the Seller as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles, consistently applied (subject in the case of interim statements, to normal year end adjustments).

          (b) There are no material Liabilities of Seller other than Liabilities (i) reflected or reserved against on the October Balance Sheet or
(ii) disclosed in Schedule 4.5.

          (c) Exhibit B contains a true, complete and accurate list of all of the customers of the Business for the Base Months and the aggregate amount billed to those customers in each of the Base Month.

          4.6. GOVERNMENTAL CONSENTS. There are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Seller, the performance of Seller's obligations hereunder or the consummation of the transactions contemplated hereby.

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          4.7.   COMPLIANCE WITH LAWS.  Seller has conducted the Business, in all material respects, in accordance with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Seller, the Business or the Acquired Assets, and Seller is not in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees.

          4.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Seller has conducted the Business, in all material respects, in accordance with all federal, state, county, city, municipal or other laws, statutes, rules, regulations, orders, consent decrees, permits or licenses, relating to the prevention, remediation, reduction or control of pollution or to the protection of the environment, natural resources and/or human health and safety.

          4.9. PERMITS. Schedule 4.9 sets forth a true, complete and correct list of all permits, licenses, franchises, orders, certificates and approvals (collectively, the "Permits") of any federal, state or local regulatory or administrative agency or court relating to the Acquired Assets or the Business. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals required for the lawful operation of the Business and the Acquired Assets. No default or violation has occurred in Seller's compliance with the requirements of the Permits which has had or could have a material adverse affect on Seller's ownership of the Acquired Assets, Seller's ability to conduct the Business or Seller's ability to transfer the Acquired Assets to Buyer.

          4.10. LITIGATION, ETC. Except as set forth on Schedule 4.10, there are no judicial or administrative actions, suits, proceedings or investigations pending or threatened, directly relating to or affecting Seller, the Acquired Assets, or the Business involving claims in excess of $100,000, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Acquired Assets or the conduct of the Business after the date hereof by Buyer. To the best knowledge of Seller, there are no facts or circumstances that are reasonably likely to give rise to any of the foregoing.

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          4.11.  EMPLOYEES.  Set forth on Schedule 4.11 is a true and complete list of all of the employees of Seller engaged in the Business and, with respect to those employees covered by the first sentence of Section 7.3, their respective current compensation rates and accrued vacation as of the date hereof. None of the employees of Seller is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and Seller has no knowledge of any attempt currently being made or that has been made during the past three years to organize any employees of Seller to form or enter into a labor union or similar organization. There is currently no labor strike or work stoppage pending, threatened against or involving Seller and relating to the Business or the Acquired Assets.

          4.12. OWNERSHIP AND TRANSFER OF ACQUIRED ASSETS. Except as disclosed in Schedule 4.12, Seller has good and marketable title to, or in the case of leased or subleased Acquired Assets, valid and subsisting leasehold interests in, all of the Acquired Assets, free and clear of all Liens (other than permitted Liens set forth on Schedule 1.1(b)). Subject to those permitted Liens set forth on Schedule 1.1(b), except as disclosed in Schedule 4.12, Seller has the unrestricted right to sell, transfer, assign, convey and deliver to Buyer all right, title and interest in and to the Acquired Assets without penalty.

          4.13. ASSETS USED IN THE BUSINESS. Except as set forth on Schedule 4.13, the Acquired Assets are the only material assets used by Seller to conduct the Business. Seller has caused the Acquired Assets to be maintained in accordance with normal business practice and all the Acquired Assets are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they have been used.

          4.14. STATUS OF AGREEMENTS. Set forth on Schedule 4.14 is a true and complete list of all contracts, leases, subleases, licenses, sublicenses, agreements and commitments included in the Acquired Assets (the "Material Contracts"). Except as disclosed on Schedule 4.14, the Material Contracts are valid, legally binding and enforceable in accordance with their terms and are in full force and effect, and there are no existing material defaults (or events that, with notice or lapse of time

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or both, would constitute a material default) with respect to any such Material
Contract. Seller has delivered to Buyer true and complete copies of all Material Contracts.

          4.15. EQUIPMENT. Set forth on Schedule 4.15 is a true and complete list in all material respects of all field and office equipment included in the Acquired Assets and the net book value (calculated in accordance with generally accepted accounting principles) and the balance owed with respect to such equipment as of the date hereof. Schedule 4.15 also sets forth all leases of equipment included in the Acquired Assets.

          4.16. FACILITIES. Set forth on Schedule 4.16 is a true and complete list of all facilities included in the Acquired Assets and the monthly lease payment and remaining lease term with respect to each such facility.

          4.17. INTELLECTUAL PROPERTY. Set forth on Schedule 4.17 is a true and complete list of all intellectual property included in the Acquired Assets (the "Intellectual Property"). Seller owns or possesses adequate licenses or other valid rights to use all of the Intellectual Property. Except as set forth on Schedule 4.17, Seller is unaware of any assertion or claim challenging the validity of any Intellectual Property. To the best knowledge of Seller, the rights of Seller in or to such Intellectual Property do not conflict with or infringe on the rights of any other person or entity, and Seller has not received any claim or written notice from any person or entity to such effect. To the best knowledge of Seller, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property. To the best knowledge of Seller, after the consummation of the transactions contemplated hereby, Buyer's operation of the Business in the same manner as the Business is currently being operated will not infringe on the Intellectual Property rights of any other person or entity, including, without limitation, Seller.

          4.18. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Seller in such manner as to

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give rise to any valid claim for any brokerage or finder's fee, commission or similar compensation.

          4.19. NO MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty made in this Agreement by Seller is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

          5.     REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents and warrants to Seller as follows (all representations and warranties contained in this Section 5 are made only as of the date hereof):

          5.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority under its charter and governance documents and under applicable laws to execute and deliver this Agreement, the Escrow Agreement and the Management Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          5.2. AUTHORITY. Buyer has obtained all necessary approvals for the execution and delivery of this Agreement, the Escrow Agreement and the Management Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement, the Escrow Agreement and the Management Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes Buyer's legal, valid and binding obligation, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          5.3. NON-CONTRAVENTION. None of the execution and delivery of this Agreement, the Escrow Agreement and the

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Management Agreement by Buyer, the performance of its obligations hereunder and thereunder, or the consummation by Buyer of the transactions contemplated hereby and thereby will constitute a violation of, or be in conflict with, Buyer's Certificate of Incorporation and By-laws or will, with or without notice, the passage of time or both, constitute a material breach or violation of, be in conflict with, constitute or create a material default under or result in the creation or imposition of any Liens upon any property of Buyer pursuant to (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Buyer is a party or by which any of its properties are bound, or to which Buyer is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Buyer.

          5.4. LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or threatened against Buyer which question the validity of this Agreement or challenge any of the transactions contemplated hereby and, to the best knowledge of Buyer, there are no facts or circumstances that are reasonably likely to give rise to any of the foregoing.

          5.5.   BROKERS, FINDERS, ETC.   Other than for Bear, Stearn's & Co.,
Inc. ("Bear"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Buyer in such manner as to give rise to any valid claim for any brokerage or finder's fee, commission or similar compensation. Buyer shall solely be responsible for the fees and expenses of Bear.

          5.6. GOVERNMENTAL CONSENTS. There are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Buyer, the performance of Buyer's obligations hereunder or the consummation of the transactions contemplated hereby.

          6.   INDEMNIFICATION

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          6.1.   INDEMNIFICATION.  (a)  Seller agrees to defend, indemnify and hold harmless Buyer, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns (the "Indemnified Buyer Group") from and against any and all Liabilities (other than the Assumed Liabilities), losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys' and accountants' reasonable fees and disbursements incurred by the Indemnified Buyer Group in any action or proceeding between Seller and the Indemnified Buyer Group or between the Indemnified Buyer Group and any third party or otherwise) (collectively, "Losses") incurred as a result of, arising out of or resulting from:

          (i) the breach of any representation, warranty, covenant or agreement made by Seller contained in this Agreement, the Escrow Agreement or the Management Agreement; or

          (ii) any claim or cause of action of any third party (including, without limitation, any federal or state government entity), whether commenced before or after the date of this Agreement, to the extent arising out of any action, inaction, event, condition, Liability or obligation of Seller occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Buyer as of the date hereof); or

          (iii) any fines or penalties assessed by any federal, state, county, city or municipal government or any governmental agency or authority to the extent arising out of any action, inaction, event, condition, Liability or obligation of Seller occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Buyer as of the date hereof); or

          (iv) failure to pay, perform or discharge when due any Excluded Liability; or

          (v) the operation or conduct of Seller's businesses, including, without limitation, the operation or conduct of the Business through the date hereof.

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          (b)    Buyer agrees to defend, indemnify and hold harmless Seller, any subsidiary or affiliate thereof and any of their officers, directors, controlling persons, employees, agents, successors and assigns (the "Indemnified Seller Group") from and against any and all Liabilities (other than the Excluded Liabilities), losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys' and accountants' reasonable fees and disbursements incurred by the Indemnified Seller Group in any action or proceeding between Buyer and the Indemnified Seller Group or between the Indemnified Seller Group and any third party or otherwise) incurred as a result of, arising out of or resulting from:

          (i) the breach of any representation, warranty, covenant or agreement made by Buyer contained in this Agreement, the Escrow Agreement or the Management Agreement; or

          (ii) the failure on the part of Buyer to pay, perform and discharge when due the Assumed Liabilities; or

          (iii) the operation or conduct of the Business by Buyer from and after the date hereof.

          6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer and Seller are made as of the date hereof and not on a continuous basis. However, for a period of 18 months after the date hereof, claims, actions, or causes of action may be made with respect to the breach, untruth or inaccuracy thereof. All representations and warranties made by or on behalf of Seller in this Agreement shall be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer).

          6.3. NOTICE OF CLAIMS. An indemnified party shall give prompt written notice to the indemnifying party of any claim against the indemnified party which might give rise to a claim by the indemnified party against the indemnifying party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not effect the obligation of the indemnifying party to provide indemnification in accordance with the terms of Section 6.1 unless, and only to the extent that, the indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any indemnified party with respect to which the indemnifying party may have liability under the indemnification provisions contained herein, the indemnifying party shall, upon written acknowledgement by the indemnifying party that such action, suit or proceeding is an indemnifiable loss pursuant to
Section 6.1, have the right, at the cost and expense of the indemnifying party, to defend such action in the name and on behalf of the indemnified party (using counsel reasonably satisfactory to the indemnified party), and, in connection with any such action, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses paid by the indemnifying party, if representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate because of an actual conflict of interest between such indemnified party and the indemnifying party in the particular matter at hand. If the indemnifying party shall fail to defend such action, suit or proceeding, then the indemnified party shall have the right to defend such action without prejudice to its rights to indemnification under Section 6.1 and, in connection therewith, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in an effort to provide for the appropriate defense of such action. Neither the indemnified party nor the indemnifying party shall make any settlement of any claim which might give rise to liability of the indemnifying party under the indemnification provisions contained herein without the written consent of each party, which consent shall not be unreasonably withheld, delayed or conditioned.

          7.   ADDITIONAL AGREEMENTS

          7.1. CONFIDENTIALITY. Except as may be necessary in connection with Seller's performance of the Management Agreement, for a period of three years from the date hereof, Seller shall, and shall cause its employees, agents, representatives, affiliates, officers and directors to:

          (a) treat and hold as confidential all confidential information relating to the Business, including, without limitation, any information relating to trade secrets, customer and supplier lists, pricing and marketing plans and details of customer contracts, provided, however, that the provisions of this Section 7.1 shall not apply to any information that is or becomes generally available to the public other than as a result of an impermissible disclosure by Seller or its employees, agents, representatives, affiliates, officers and directors; and

          (b) promptly furnish to Buyer any and all copies (in whatever form or medium) of such confidential information in its possession.

          7.2. NON-COMPETE. In consideration of the relevant portion of the Acquisition Price, Seller agrees that for a period of five years from the date hereof, Seller shall not directly or through any affiliate conduct any Transport Business that is or may become competitive with Buyer in the Business anywhere in the United States; provided, that the foregoing shall not prohibit Seller from carrying on its Retained Business or any other business (other than the Transport Business) and providing all of its services (other than the Transport Business), even if such services and business is provided to actual or potential competitors of Buyer. Notwithstanding the foregoing, if, within five years from the date hereof, Seller receives an offer to purchase all or a substantial part of the Retained Business (the "Offered Business") from a third party, Seller shall promptly notify Buyer of such offer (the "Offer Notice"), which Offer Notice shall include a reasonable description of the material terms of the offer from such third party. Buyer and Seller shall mutually determine whether such third party is a direct competitor of Buyer in the Transport Business. In the event Buyer and Seller shall agree that such third party is a direct competitor of Buyer in the Transport Business, Buyer may submit an offer for the purchase of the Offered Business within 10 business days after reaching such agreement. Seller agrees that it will consider, in good faith, any such offer of Buyer; however, Seller shall in no way be required to accept Buyer's offer, or be prohibited or limited in any way from consummating a transaction for the sale of the Offered Business with any third party if, for any reason, Seller deems it to be in its best interest to do so. Seller shall not enter into any agreement or arrangement with any such third party which would preclude Seller from providing the Offer Notice to Buyer or accepting Buyer's offer prior to Seller's good faith determination that Seller does not wish to accept Buyer's offer. Buyer shall keep confidential the fact that it has received an Offer Notice and the terms of the Offer Notice.

          7.3. EMPLOYEES. Buyer shall be permitted to discuss potential employment arrangements, on terms at least as favorable as their current employment terms with Seller, with those employees identified with an asterisk on Schedule 4.11; provided, that prior to Buyer offering employment to any of the employees identified with an asterisk on Schedule 4.11 Seller and Buyer shall negotiate and agree upon the impact the hiring of such employee by Buyer may have on the ability of Seller to perform its obligations, appropriate relief for Seller and any corresponding reduction for the fees paid to Seller under the Management Agreement. Buyer shall not, for a period of one year after the date hereof, directly or indirectly through an affiliate, (i) offer employment to any other employee of Seller (whether listed on Schedule 4.11 or subsequently hired by Seller), (ii) induce or seek to influence any other employee of Seller to leave his or her employ or terminate his or her consultancy with Seller or (iii) aid any party in any attempt to hire any other employee of Seller; provided, that Buyer shall have the right to demonstrate to Seller certain areas of need and, with the prior written consent of Seller (which consent may be granted or withheld in the sole discretion of Seller for any reason), to hire other employees of Seller to fill positions in those areas of need (it being understood that in granting such consent Seller and Buyer may negotiate and agree upon the impact the hiring of such employee by Buyer may have on the ability of Seller to perform its obligations, appropriate relief for Seller and any corresponding reduction for the fees paid to Seller under the Management Agreement).

          7.4. SUBCONTRACTS. Seller hereby agrees to use all reasonable efforts to obtain any consents necessary to assign or otherwise transfer the Material Contracts to Buyer. In the event that any consent required with respect to any Material Contract cannot be obtained, upon the request of Buyer, Seller hereby agrees to subcontract or sublease all of its obligations to perform under such contract to Buyer. Buyer shall fully and completely indemnify and hold Seller harmless from and against any and all claims arising our of Buyer's performance or failure to perform thereunder. The cost of performing each such subcontract or sublease shall be borne by Buyer. Seller will deliver to Buyer all revenues earned under each such Material Contract. Buyer shall cooperate with Seller so as to permit Seller to be relieved of all Assumed Liabilities under such Material Contracts. Buyer shall lease to Seller all equipment included in the Acquired Assets required by Seller to perform its obligations under this Section 7.4 for one dollar per month.

          7.5. TAX RECORDS. For income tax purposes, Seller shall, upon reasonable request of Buyer, allow Buyer access for six years from the date hereof to existing records relating to the Business that are in Seller's possession and Seller shall use all reasonable efforts to maintain such records for six years unless specifically authorized by Buyer to the contrary. In the event Buyer shall obtain access to any records, documents or information of any kind of Seller which are not related to the Business, Buyer shall, and shall cause its employees, agents, representatives, affiliates, officers and directors to, maintain all such records, documents and information in strict confidence and shall not disclose the same to any third party or use any of such records, documents or information for any purpose which would be reasonably likely to adversely affect Seller. Notwithstanding the foregoing, the confidentiality provisions of this paragraph shall not apply to records, documents or information which (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its employees, agents, representatives, affiliates, officers and directors, (ii) was available to Buyer on a nonconfidential basis prior to its disclosure by Seller (except that any such documents marked to indicate their confidential nature are covered herein) or
(iii) becomes available to Buyer on a nonconfidential basis from a person other than Seller or any of its employees, agents, representatives, affiliates, officers and directors who, to Buyer's knowledge, is not bound by a confidentiality agreement with Seller or otherwise prohibited from transmitting the information to Buyer.

          7.6. MANAGEMENT AGREEMENT. Buyer and Seller shall enter into a management agreement (the "Management Agreement"), substantially in the form attached hereto as Exhibit C, whereby

Seller will manage the Acquired Assets and the customers of the Business for a period of 12 months from the date hereof.

          7.7. INTRASTATE SERVICES. Buyer and Seller agree that Seller shall continue after the date hereof to provide those services necessary for the origination and termination of private line services in California using the tariffed services of local exchange carriers for the Seller's existing customers and for any new customers directed to it by Buyer (except that Buyer shall agree to pay Seller's standard coordination fees for such services provided to new customers). The provision of such services shall be for Seller's account and the Seller shall collect the proceeds from these services provided by Seller and pay any expenses incurred to provide such services. Seller further agrees that any invoice or statement sent to any customer of the Business relating to services provided by Seller shall refer to Seller as the provider of such services and shall refer to Buyer where and as appropriate and when requested by Buyer (but subject to Buyer's prior approval). Buyer hereby agrees to provide to Seller, on a non-exclusive basis, the use of those Acquired Assets as are necessary to enable Seller to perform Seller's obligations hereunder for a monthly charge equal to one dollar. The provision of such services and the use of the Acquired Assets pursuant to this Section 7.7 may be terminated by Buyer at any time by written notice to Seller, and by Seller on the earlier of the date of twelve months from the date hereof or the approval of the transfer by the California Public Utility Commission.

          7.8. PRE-CLOSING OBLIGATIONS. Except for revenues and expenses relating to the origination and termination of private line services in the State of California pursuant to the arrangements set forth in Section 7.7 (the "Excluded Revenues and Expenses"), Buyer and Seller agree that during the period from December 1, 1996 through the date hereof ("Pre-Closing Period") Seller conducted the Business for the account of Buyer and pursuant to the control and discretion of Buyer. In the event that the aggregate gross revenues earned by the Business during the Pre-Closing Period ("Revenues") exceed aggregate expenses incurred by the Business during the Pre-Closing Period ("Expenses"), Seller shall pay the difference to Buyer. In the event that Expenses exceed Revenues, Buyer shall pay the difference to Seller. Notwithstanding the preceding two sentences, if the difference to be paid pursuant to this Section 7.8 shall be less than $1,000, Buyer and Seller agree that such difference shall not be paid. Revenues and Expenses shall be calculated without regard to the Excluded Revenues and Expenses and in accordance with Seller's normal accounting practices. All payments due pursuant to this Section 7.8 shall be paid by wire transfer in immediately available funds not later than five business days after the amount of Revenues and Expenses shall have been agreed to in writing by Buyer and Seller. Buyer and Seller shall cooperate with each other and shall use all reasonable good faith efforts to reach such agreement.

          7.9. BANDWIDTH AVAILABILITY AND EQUIPMENT PLACEMENT. Buyer shall make available to Seller throughout the term of the Management Agreement, without charge to Seller, adequate bandwidth over the network purchased pursuant to this Agreement for use as management channels for provision by Seller of Seller's network management services to Seller's current customers serviced over the network purchased pursuant to this Agreement. Buyer shall also permit Seller to locate Seller's currently existing equipment used in connection with its network management services at the facilities purchased by Buyer pursuant to this Agreement throughout the term of the Management Agreement, without charge to Seller.

          7.10. COMPLIANCE WITH LAWS AND PERMITS. From and after the date hereof, Buyer shall conduct the Business, in all material respects, in accordance with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Buyer or the Business. In addition, from and after the date hereof, Buyer shall comply, in all material respects, with all permits, licenses, franchises, orders, certificates and approvals of any federal, state or local regulatory or administrative agency or court relating to the Business.

          8.   GENERAL

          8.1. EXPENSES. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses.

          8.2. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the letter of intent dated December 5, 1996 among the parties hereto, and shall not be amended or terminated except by a written instrument hereafter signed by all of the parties hereto. The Schedules and Exhibits to this Agreement are to be considered a part of this Agreement for all purposes.

          8.3. ASSIGNMENT. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto, except Buyer may assign this Agreement in the event of a sale of all or substantially all of the assets of Buyer. In the event of an assignment by Buyer as permitted by this Section 8.3, the adjustment for loss of customers as set forth in Section 3.2 shall automatically be deleted from this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

          8.4. FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

          8.5. NOTICES. All notices, demands, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt, if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested or by prepaid overnight express service. Notices shall be sent to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as shall be specified by like notice.

          8.6. SPECIFIC PERFORMANCE. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach of any part of this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

          8.7. SEVERABILITY. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

          8.8. ATTORNEY'S FEES. In any action, proceeding or counterclaim arising out of or in any way connected with this Agreement, the prevailing parties shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection therewith.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          8.9. HEADINGS. All headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

          8.11. GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF
LAWS) OF THE STATE OF DELAWARE.

          8.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

          IN WITNESS WHEREOF, and intending to be legally bound thereby, Buyer and Seller have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first set forth above.

                                        NETSOLVE, INCORPORATED



                                        By:  /s/ Ken Kieley
                                             -----------------------------------
                                             Name: Ken Kieley
                                             Title: VP Finance, CFO & Secretary


                                        INTERMEDIA COMMUNICATIONS INC.



                                        By:  /s/ Robert Manning
                                             -----------------------------------
                                             Name: Robert Manning
                                             Title: CFO